EXHIBIT 21.1

                    SUBSIDIARIES OF THE REGISTRANT

    Name of Corporation                     State/County of Incorporation
    -------------------                     -----------------------------
Nimbus Manufacturing Inc.                              Virginia

Nimbus Manufacturing (UK) Limited                   United Kingdom

Nimbus Information Systems, Inc.                       Virginia

Nimbus Software Services, Inc.                         Delaware

CD Manufacturing (UK) Limited                       United Kingdom

3dcd, L.L.C.                                           Delaware